EXHIBIT 16


GETZ, KRYCLER & JAKUBOVITS                    MICHAEL J. KRYCLER, F.C.A., C.P.A.
An Accountancy Corporation                    YOSSI JAKUBOVITS, M.B.A., C.P.A.
Telephone (818)995-1040
FAX       (818)995-4124                       SCOTT R. ERVIN, C.P.A.
E-MAIL      GKJCPA@AOL.COM                    JEFF TAUBMAN, C.P.A.
                                              KENNETH M. WALHEIM, C.P.A.
                                              CLIFFORD M. GETZ, RETIRED


August 27, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:


We previously were principal accountants for Unico American Corporation and, under the date of March 20, 1997, we reported on the consolidated financial statements of Unico American Corporation and subsidiaries as of and for the nine months ended December 31, 1996 and the years ended March 31, 1996 and 1995. On August 25, 1997, our appointment as principal accountants was terminated. We have read Unico American Corporation's statements included under Item 4 of its Form 8-K dated August 27, 1997, and we agree with such statement.



Getz, Krycler & Jakubovits
An Accountancy Corporation



cc:  Unico American Corporation








          15303 Ventura Blvd., Suite 1040, Sherman Oaks, California 91403

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